UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2008 (November 11, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers' Compensatory Arrangements of Certain Officers.

Appointment of William C. Denninger

On November 13, 2008, the Company announced the selection of Mr. William C. Denninger, 58, as the next Chief Financial Officer of the Company.  This appointment was made by the Company's Board of Directors (the "Board") at its meeting held on November 11, 2008. Mr. Denninger will join the Company on November 17, 2008 (the "Effective Date") as Senior Vice President-Finance, to be followed by his appointment as Senior Vice President and Chief Financial Officer upon the retirement of Mr. Robert M. Garneau, 64, the Company's current Executive Vice President and Chief Financial Officer. Mr. Garneau has indicated his intention to retire as of November 30, 2008.

Mr. Denninger most recently served for eight years as Senior Vice President and Chief Financial Officer at Barnes Group, Inc., a $1.5 billion global industrial products manufacturer and distributor. He also served on that company's board of directors.

On November 11, 2008, the Board approved, and the parties have since signed, an Executive Employment Agreement and Change in Control Agreement, which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference.  The following summary of the Executive Employment Agreement and Change in Control Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Executive Employment Agreement (the "Employment Agreement")

The Company's commitment to name Mr. Denninger to the posts described above is set forth in the Employment Agreement as are the following terms:

Employment Agreement

Term; Cash Compensation

The term of the Employment Agreement is two (2) years, beginning on the Effective Date, subject to annual renewal thereafter.  Mr. Denninger's initial annual base salary will be $440,000, and any increases thereafter will be at the discretion of the Board. There will be no further increase in salary associated with Mr. Denninger's appointment as Chief Financial Officer, as described above.  Mr. Denninger will participate in the Company's Cash Bonus Plan and his target bonus will be at 50% of annual base salary. His bonus for plan year 2008 will be prorated to reflect the number of days from the Effective Date to December 31, 2008, divided by 365 and will otherwise be determined in accordance with the terms of the Company's Cash Bonus Plan.

Restricted Stock Award

The Company has agreed to provide Mr. Denninger, on the Effective Date, with non-qualified stock options for 10,000 shares of Common Stock and a restricted stock award for 2,500 shares of Common Stock under the terms of the Company's 2003 Stock Incentive Plan. Generally, the options will vest and the restrictions will lapse at the rate of twenty percent per year each, beginning one year after the grant date. Acceleration of vesting and lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event or in other termination of employment circumstances in accordance with the Employment Agreement and Change in Control Agreement. The Personnel and Compensation Committee of the Board has delegated authority to its Chairman to approve these awards on or before the Effective Date, with the option exercise price being the fair market value of a share of the Company’s stock on the grant date, as defined by the plan.

Supplemental Employees' Retirement Plan

At its meeting on November 11, 2008, the Board approved Mr. Denninger as a participant in the Company's Supplemental Employees' Retirement Plan, an unqualified excess benefits plan which generally makes each participant "whole" for the benefits that cannot be provided under the Company's tax-qualified defined benefit pension plan due to limits under federal tax law.

Long-Term Incentive Program

The Company has agreed that Mr. Denninger will be considered for participation in the long-term incentive program feature of the Company's 2003 Stock Incentive Plan effective for the performance period beginning on January 1, 2009. His target percentage for that performance period would be 95%.

Other Employment Benefits

Mr. Denninger will also receive the following benefits:

Life Insurance. In accordance with the terms of the Company's Senior Executive Life Insurance Program, Mr. Denninger will be provided with $1.0 million of life insurance coverage.

Vacation.  Mr. Denninger will be entitled to three (3) weeks' vacation per year and otherwise in accordance with the Company's Vacation Policy.

Automobile.  In accordance with the Company's Perquisites Policy, the Company will lease a vehicle of Mr. Denninger's choice, with a stipulated cost up to $69,900.

Tax and Estate Planning Services.  At its meeting on November 11, 2008, the Company added Mr. Denninger to the group of eight executives for whom tax accounting and tax and estate planning services are currently provided on an annual basis, subject to a current overall limitation of $70,000 for the group.

Severance Benefits

Mr. Denninger shall be entitled to severance benefits only if (1) his employment is terminated without “cause” (as defined) or he resigns with “good reason” (as defined) during the Employment Term, and (2) he signs a release agreement.

a)         Severance benefits payable to Mr. Denninger upon a termination of employment without cause or resignation for good reason are:

i)         unpaid base salary through the date of termination, any accrued vacation, any earned and unpaid bonus or long-term performance award  ("LTIP") with respect to a completed performance period, reimbursement for any unreimbursed expenses through the date of termination and all accrued and vested benefits under the Company's compensation and benefit plans, programs and arrangements (collectively, “Accrued Amounts”);

ii)         a pro-rata portion of Mr. Denninger's annual bonus for the performance year in which the termination occurs based upon the Company’s actual performance;

iii)         a lump-sum payment equal to two times Mr. Denninger's then current base salary and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of Mr. Denninger's “retirement eligibility date” (as defined);

iv)         pro-rata payment of each outstanding cash-based LTIP award for which the performance period has not yet been completed as of the date of termination based on 100% of the target value for any performance period beginning on or prior to January 1, 2009 and the Company’s actual performance for any performance period beginning after January 1, 2009;

v)         immediate title to Mr. Denninger's Company automobile on an “as is” basis, with the automobile's fair market value being taxable to him; and

vi)         continued participation at the Company's expense on a monthly basis for up to 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment.

b)         If Mr. Denninger is discharged with cause or resigns without good reason, he will receive only his Accrued Amounts.

c)         If Mr. Denninger's employment is terminated due to his death or disability, Mr. Denninger or his estate, as applicable, will receive his Accrued Amounts and a pro-rata portion of his annual bonus for the performance year in which his death or disability occurred based on target performance.

d)         If Mr. Denninger retires, he will receive (i) a pro-rata portion of his annual bonus for the year of retirement based on the Company’s actual performance, (ii) pro-rata vesting of LTIP awards as described in section (a)(iv) above, (iii) immediate title to the Company automobile on an “as is” basis, with the automobile's fair market value being taxable to him, and (iv) the Accrued Amounts.

e)         Mr. Denninger's outstanding equity awards shall become fully vested upon (i) his “retirement” (as defined), (ii) the termination of his employment without cause, for “disability” (as defined), or due to death, (iii) his resignation for good reason, or (iv) a “change in control” (as defined).

Mr. Denninger has agreed that in the event he is entitled to receive severance benefits upon termination of employment, he will not solicit the employees of the Company and its subsidiaries for 2 years following the date of termination and will refrain from competing with the Company and its subsidiaries until his retirement eligibility date or two years from the date that his employment terminates, whichever is earlier.

Following termination of employment for any reason, Mr. Denninger will assist and cooperate with the Company and its subsidiaries regarding any matter or project in which he was involved during his employment. The Company shall compensate Mr. Denninger for any lost wages or expenses associated with such cooperation and assistance.

Change in Control Agreement

The Change in Control Agreement provides Mr. Denninger with enhanced severance protection after a "change of control" of the Company (as defined in the Change in Control Agreement and consistent with the agreements of other Company executives). The term of the Change in Control Agreement is four (4) years, subject to annual renewal thereafter.

The terms of the Change in Control Agreement include the following:

a)         If Mr. Denninger's employment is terminated for any reason following a change in control (as defined), he will be entitled to all Accrued Amounts (as defined above) as of the time of employment termination.

b)         If Mr. Denninger's employment is terminated due to death, “disability” or “good reason” (as defined in the Change in Control Agreement) then he shall receive a pro-rata portion of his annual bonus for the performance year in which the termination occurs at the time that annual bonuses are paid to other senior executives.

c)         If Mr. Denninger's employment is terminated without cause or by Mr. Denninger for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, he will be entitled to receive the following “Severance Benefits”:

i)         lump-sum cash payment equal to the two times his base salary plus two times the last annual bonus paid or awarded to him in the three years preceding the date of termination;

ii)         continued participation at the Company's expense on a monthly basis for 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment;

iii)         full vesting of his outstanding equity awards;

iv)         a pro-rata payment of each outstanding cash-based LTIP award for which the performance period has not yet been completed as of the date of termination based on target performance for any performance period beginning on or prior to January 1, 2009 and the Company’s actual performance for any performance period beginning after January 1, 2009;

v)         an additional two years of credited and continuous service under the Kaman Corporation Supplemental Employees' Retirement Plan ;

vi)         benefits under the post-retirement health care plans if he would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date;

vii)         the Company shall transfer ownership of any life insurance policy insuring his life and establish an irrevocable grantor trust holding an amount of assets sufficient to pay all remaining premiums under any such life insurance policy, consistent with applicable tax law requirements.  If premiums become payable during the six month period beginning on the date of termination, the Executive shall make such payments and will be reimbursed at the end of such period, with interest;

viii)         reimbursement for up to $30,000 (in the aggregate) for outplacement services and relocation costs until the earlier of the first anniversary of the date of termination or the first day of employment with a new employer; and

ix)            use of his Company automobile for six months after termination and transfer of the automobile on an “as is” basis immediately thereafter.

Mr. Denninger shall be entitled to Severance Benefits under the Change in Control Agreement only if (1) he signs a release agreement, and (2) he agrees not to compete with the Company and its subsidiaries or to solicit their employees during the 2-year period following termination of employment. Following termination of employment, Mr. Denninger will assist and cooperate with the Company regarding any matter or project in which he was involved during his employment and the Company shall compensate him for any lost wages or expenses associated with such assistance and cooperation.

Compliance with Section 409A of the Internal Revenue Code

The parties intend that the benefits and payments provided under the Employment Agreement and the Change in Control Agreement shall be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, but in no event is the Company obligated to indemnify Mr. Denninger for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to that Section.

Coordination Between Employment Agreement and Change in Control Agreement

Mr. Denninger will not be entitled to receive full severance benefits under both the Employment Agreement and the Change in Control Agreement. A tax gross-up for excise taxes under Section 4999 of the Internal Revenue Code (and income taxes on the gross-up) that become payable by Mr. Denninger will be paid only if payments (including vesting of outstanding equity compensation awards) contingent on a change in ownership or control of the Company exceed the maximum amount (as determined under applicable tax rules) that Mr. Denninger could receive without having any such payments become subject to such tax by at least $100,000.

Retirement of Mr. Robert Garneau as Executive Vice President and Chief Financial Officer

On November 11, 2008, Robert M. Garneau, Executive Vice President and Chief Financial Officer of the Company, notified the Company that he will cease employment effective November 30, 2008 after approximately twenty-eight years of service.  On November 11, 2008, the Board approved the principal terms of a Retirement and Consulting Letter Agreement (the “Letter Agreement”) with Mr. Garneau.  In order to insure a smooth transition, Mr. Garneau will serve as a consultant to the Company from December 1, 2008 until March 31, 2009.  The consulting services will involve assisting Mr. Denninger as Chief Financial Officer for up to 30 hours per month.  Mr. Garneau will be paid $25,000 per month during the consulting period and will receive title to his Company automobile on an “as is” basis, with the automobile’s fair market value being taxable to him. Mr. Garneau is entitled to the following retirement benefits under the Letter Agreement:

i) a pro-rata portion of his annual bonus for the 2008 year, based on the Company’s actual financial performance; and

ii) pro-rata cash payment of his currently outstanding long-term performance awards, based on target performance.

Mr. Garneau will provide a general release of claims in exchange for these benefits.

These benefits are in addition to his accrued and vested benefits under the Company’s compensation and benefit programs, which include existing rights to supplemental pension benefits and stock options.

The parties entered into the Letter Agreement on November 13, 2008, a copy of which is attached hereto as Exhibit 10.3 to this Form 8-K, and is incorporated herein by reference.  The foregoing summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached Letter Agreement.

Item 9.01  Financial Statements and Exhibits

(c)         Exhibits

The following documents are filed as Exhibits herewith:

Exhibit 99.1 - Press Release dated November 13, 2008 announcing the appointment of William C. Denninger and the retirement of Robert M. Garneau

Exhibit 10.1 - Executive Employment Agreement dated November 17, 2008 between Kaman Corporation and William C. Denninger and Offer Letter dated November 11, 2008

Exhibit 10.2 – Change in Control Agreement dated November 17, 2008 between Kaman Corporation and William C. Denninger

Exhibit 10.3 – Retirement and Consulting Letter Agreement dated November 13, 2008 between Kaman Corporation and Robert M. Garneau

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Candace A. Clark
Candace A. Clark
Senior Vice President and
Chief Legal Officer

Date: November 13, 2008

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press release dated November 13, 2008	Attached

10.1	Executive Employment Agreement dated November 17, 2008 between Kaman Corporation and William C. Denninger and Offer Letter dated November 11, 2008	Attached

10.2	Change in Control Agreement dated November 17, 2008 between Kaman Corporation and William C. Denninger	Attached

10.3	Retirement and Consulting Letter Agreement dated November 13, 2008 between Kaman Corporation and Robert M. Garneau	Attached